Calculation of Filing Fee Tables
S-1
First Breach, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, $0.0001 par value per share	Other	50,000,000	$ 0.7131	$ 35,655,000.00	0.0001381	$ 4,923.96
Fees to be Paid	2	Equity	Common Stock, $0.0001 par value per share	Other	887,472	$ 0.7131	$ 632,856.28	0.0001381	$ 87.40
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 36,287,856.28		$ 5,011.36
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 5,011.36
Offering Note
[1]	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall also cover any additional common stock, par value $0.0001 per share (the "Common Stock") of First Breach Inc. (the "Company") that may become issuable upon any share split, share dividend, recapitalization or other similar transaction effected without the Company's receipt of consideration which results in an increase in the number of the outstanding Common Stock. Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the Common Stock on August 31, 2026. The Company will not receive any proceeds from the sale of its Common Stock by the Selling Stockholders. All the Common Stock are to be offered for resale by the Selling Stockholders named in the prospectus contained in this Registration Statement on Form S-1.

[2]	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall also cover any additional common stock, par value $0.0001 per share (the "Common Stock") of First Breach Inc. (the "Company") that may become issuable upon any share split, share dividend, recapitalization or other similar transaction effected without the Company's receipt of consideration which results in an increase in the number of the outstanding Common Stock. Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the Common Stock on August 31, 2026. The Company will not receive any proceeds from the sale of its Common Stock by the Selling Stockholders. All the Common Stock are to be offered for resale by the Selling Stockholders named in the prospectus contained in this Registration Statement on Form S-1.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date